Exhibit 32
CERTIFICATION ACCOMPANYING FORM 10-Q REPORT
OF
VALIDUS HOLDINGS, LTD. PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
(Chapter 63, Title 18 U.S.C. SS.SS. 1350(a) and (b))
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. ss.ss. 1350(a) and (b)), each of the undersigned hereby certifies that the Quarterly Report on Form 10-Q for the three months ended September 30, 2009 of Validus Holdings, Ltd. (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 6, 2009

/s/ Edward J. Noonan

Edward J. Noonan
Chief Executive Officer
Validus Holdings, Ltd.

Dated: November 6, 2009

/s/ Joseph E. (Jeff) Consolino

Joseph E. (Jeff) Consolino
Chief Financial Officer and Executive Vice President
Validus Holdings, Ltd.
     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Validus Holdings, Ltd. and will be retained by Validus Holdings, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.